Exhibit 99.3

NORTH ASIA INVESTMENT CORPORATION

JONGRO TOWER 18F

6 JONGRO 2-GA

JONGRO-GU

SEOUL, 110-789, REPUBLIC OF KOREA

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

NORTH ASIA INVESTMENT CORPORATION

The undersigned appoints Thomas Chan-Soo Kang and Alex Kim as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all ordinary shares of North Asia Investment Corporation (“NAIC”) held of record by the undersigned on                    , 2010, at the Extraordinary General Meeting of Shareholders to be held on                     , 2010, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ PROPOSAL NUMBERS 1, 2, 3 and 4. THE NAIC BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE FOLLOWING PROPOSALS.

1.

To approve by special resolution an amendment to NAIC’s amended and restated memorandum and articles of association to delete Article 176 to allow NAIC to complete the merger with Pacific City Financial Corporation (“Pacific City”).

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve by special resolution the conversion of NAIC from a Cayman Islands company to a California corporation and to adopt a new California articles of incorporation to effectuate such conversion.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve and ratify by ordinary resolution the Agreement and Plan of Reorganization among NAIC, Thomas Chan-Soo Kang and Pacific City.	FOR ☐	AGAINST ☐	ABSTAIN ☐

If you voted “FOR” or ‘‘AGAINST’’ Proposal Number 3 and you hold ordinary shares of NAIC issued in NAIC’s initial public offering, you may exercise your conversion rights and demand that NAIC convert your ordinary shares into a pro rata portion of the trust account by marking the ‘‘I Hereby Exercise My Conversion Rights’’ box below. If you exercise your conversion rights, then you will be exchanging your ordinary shares of NAIC for cash and will no longer own these shares which will be cancelled. You will only be entitled to receive cash for these shares if (i) the merger is completed, (ii) you affirmatively vote “FOR” or “AGAINST” Proposal Number 3, (iii) you demand that NAIC convert your shares into cash, (iv) you deliver your shares to NAIC’s transfer agent physically or electronically prior to the vote at the meeting and (v) certify to NAIC, under penalty of perjury, whether you are acting in concert, or as a group, with any other shareholder. Failure to (a) vote “FOR” or ‘‘AGAINST’’ Proposal Number 3, (b) check the following box, (c) deliver your share certificate to NAIC’s transfer agent or deliver your shares electronically through the Depository Trust Company prior to the vote at the meeting, (d) certify to NAIC, under penalty of perjury, whether you are acting in concert, or as a group, with any other shareholder and (e) submit this proxy in a timely manner will mean that your conversion rights will not be able to be exercised.

	I HEREBY EXERCISE MY CONVERSION RIGHTS			☐

4.

To approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting, NAIC is not authorized to consummate the merger.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A PROPOSAL HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in full name by an authorized officer, giving full title as such. If shareholder is a partnership, please sign in partnership name by authorized person.